UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 24, 2014

STEEL PARTNERS HOLDINGS L.P.
(Exact name of registrant as specified in its charter)

Delaware	001-35493	13-3727655
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

590 Madison Avenue, 32nd Floor, New York, New York		10022
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 520-2300

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On December 24, 2014, SP Corporate Services LLC (“SP Corporate”), an indirect wholly owned subsidiary of Steel Partners Holdings L.P. (the “Company”), entered into a Management Services Agreement (the “Management Services Agreement”) with ModusLink Global Solutions, Inc. (“ModusLink”). Pursuant to the Management Services Agreement, SP Corporate will provide ModusLink and its subsidiaries with the services of certain employees, including certain executive officers, and other corporate services.  The Management Services Agreement is effective as of January 1, 2015.

The Management Services Agreement was approved by a special committee of ModusLink’s Board of Directors comprised entirely of independent directors having no affiliation with SP Corporate or its affiliates (the “Committee”). SP Corporate will be subject to the supervision and control of the Committee while performing its obligations under the Management Services Agreement. The Management Services Agreement provides that ModusLink will pay SP Corporate a fixed monthly fee of $175,000 in consideration of the Services (as defined in the Management Services Agreement). The fees payable under the Management Services Agreement are subject to a review and such adjustments as may be agreed upon by SP Corporate and ModusLink. Additionally, ModusLink is to reimburse SP Corporate and the personnel provided by SP Corporate for all reasonable and necessary business expenses incurred on behalf of ModusLink in connection with the performance of the services pursuant to the Management Services Agreement, subject to the terms and conditions thereof. SP Corporate is responsible for compensating and providing all applicable employment benefits to any SP Corporate personnel payable in connection with the services provided under the Management Services Agreement. In addition, eight employees of Moduslink will be transferred to SP Corporate, which will assume the cost of compensating those employees and providing applicable benefits.

The Management Services Agreement will continue through June 30, 2015 unless and until terminated: (i) by either party on any anniversary date, upon not less than ninety days prior written notice to the other; (ii) by ModusLink, at any time, on less than ninety days notice if ModusLink pays a termination fee to SP Corporate; (iii) immediately upon the bankruptcy or dissolution of SP Corporate; or (iv) immediately by ModusLink for Cause (as defined in the Management Services Agreement) or upon a material breach of the Management Services Agreement by SP Corporate.

The Company may be deemed to own approximately 27.6% of the issued and outstanding common stock of ModusLink. In addition, the Company has the right to acquire up to 2,000,000 shares of common stock of ModusLink pursuant to currently exercisable warrants. The Company has the right to acquire up to 45% of the outstanding shares of ModusLink, exclusive of the warrants.  Warren G. Lichtenstein, the non-executive chairman of the Company’s general partner, Steel Partners Holdings GP Inc., is also the non-executive chairman of the board of directors of ModusLink. Certain other affiliates of the Company hold positions with ModusLink, including Glen Kassan as Chief Administrative Officer and Vice Chairman.

The foregoing description of the Management Services Agreement is qualified in its entirety by reference to the full text of such document, which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
10.1	Management Services Agreement, dated as of January 1, 2015, by and between SP Corporate Services LLC and ModusLink Global Solutions, Inc.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

December 31, 2014	STEEL PARTNERS HOLDINGS L.P.

	By:	Steel Partners Holdings GP Inc.
Its General Partner

	By:	/s/ James F. McCabe, Jr.
James F. McCabe, Jr.
Chief Financial Officer